EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos., 33-47074; 33-47147; 33-57557; 33-63101; 333-66129; 333-72287; 333-78953; 333-120446; and 333-138624) of FirstMerit Corporation of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 28, 2007